Exhibit 10(b)-12

TCF FINANCIAL INCENTIVE STOCK PROGRAM

RESTRICTED STOCK AGREEMENT

RS NO. 923  (Non-deferred) (Performance-Based Executive Stock Award)

                Shares of Restricted Stock are hereby awarded effective July 31, 2008 by TCF Financial Corporation (“TCF Financial” or “Company”) to William A. Cooper (the “Grantee”), subject to the terms and conditions set forth in this Restricted Stock Agreement (the “Agreement”):

1.                                       Share Award.  TCF Financial hereby awards the Grantee 450,000 shares (the “Shares”) of Common Stock, par value $.01 per share (“Common Stock”) of TCF Financial pursuant to the TCF Financial Incentive Stock Program (the “Program”), upon the terms and conditions therein and hereinafter set forth.  A copy of the Program as currently in effect is incorporated herein by reference and is attached hereto.

2.                                       Restrictions on Transfer and Restricted Period.

                                                (a)           During the period (the “Restricted Period”) described in paragraph 2(b), the Shares may not be sold, assigned, transferred, pledged, or otherwise encumbered by the Grantee.

(b)                                 The Shares will be subject to the restrictions in paragraph 2(a) during the Restricted Period commencing on the date of this Agreement (the “Commencement Date”) and (subject to the forfeiture provisions herein) continuing until the date specified in clauses (i), (ii) and (iii) below, on which date such restrictions will expire with respect to such Shares which shall then vest as follows:

                                                                                                (i)  150,000 Shares will vest and no longer be subject to the restrictions of the Restricted Period on January 1, 2010, if TCF Financial achieves a return on average equity (“ROE”) of 15% or greater for fiscal year 2009;

                                                                                                (ii)  150,000 Shares will vest and no longer be subject to the restrictions of the Restricted Period on January 1, 2011, if TCF Financial achieves an ROE of 15% or greater for fiscal year 2010.  Additionally, if TCF achieves an ROE of 15% or greater based on the two-year average for fiscal years 2009 and 2010, then any Shares subject to the Restricted Period under subparagraph (b)(i) and this subparagraph (b)(ii) will vest on January 1, 2011 to the extent not previously vested;

(iii)  150,000 Shares will vest and no longer be subject to the restrictions of the Restricted Period on January 1, 2012, if TCF Financial achieves an ROE of 15% or greater for fiscal year 2011. Additionally, if TCF achieves an ROE of 15% or greater based on the three-year average for fiscal years 2009, 2010 and 2011, then any Shares subject to the Restricted Periods under subparagraphs (b)(i), (b)(ii) and this subparagraph (b)(iii) will vest on January 1, 2012 to the extent not previously vested.

                                                                                                Notwithstanding the foregoing, any Shares under this paragraph 2(b) that have not vested by January 31, 2012, shall be forfeited and returned to TCF Financial.  The determination of ROE growth achieved shall be made by the Committee as soon as practicable after January 1 following the applicable fiscal year but no later than January 31st of the following year.

                                                                                                The total Shares that can vest under this Agreement shall not exceed 450,000 Shares, subject to the adjustments referred to in paragraph 7.

3.             Termination of Service

(a)                  Termination for Cause by the Company, Retirement or Voluntary Resignation.

(i)                                     In the event the employment of Grantee is terminated by the Company for Cause (as defined in subparagraph 3(a)(ii) below), or Grantee retires or voluntarily terminates his employment with the Company without Good Reason (as defined in subparagraph 3(c)(ii) below), all Shares which have not vested and remain subject to the Restricted Period at the time of such event shall be forfeited and returned to TCF Financial.

(ii)                                  For purposes of this Agreement, termination for Cause includes one or more of the following:  (1) engaging in willful and recurring misconduct in not following the legitimate directions of the Board of Directors of the Company after fair warning; (2) conviction of a felony and all appeals from such conviction have been exhausted; (3) habitual drunkenness; (4) excessive absence from work which absence is not related to disability, illness, sick leave or vacations; or (5) engaging in continuous conflicts of interest between Grantee’s personal interests and the interests of the Company after fair warning.

(b)                                 Termination of Service by Reason of Disability or Death. In the event of Grantee’s disability (as determined by the Committee) or death, the Grantee shall be entitled to a prorated number of Shares that remain subject to the Restricted Period at the time of such event; the determination of which shall be made in accordance with the terms and conditions set forth in paragraph 2(b), including without limitation the vesting schedule and achievement of ROE goals.  The prorated amount shall equal: the number of Shares, if any, that vest under subparagraphs 2(b)(i), 2(b)(ii) and/or 2(b)(iii), multiplied by a fraction, the numerator of which is the number of full calendar months Grantee was employed by TCF Financial from August 1, 2008 through the date of such termination; and the denominator of which is 41. Any Shares subject to the Restricted Period on January 31, 2012 shall be forfeited and returned to the TCF Financial.

(c)                                  Termination of Employment by Grantee for Good Reason or by Company without Cause.

(i)                                     In the event Grantee terminates his employment with the Company for Good Reason or his employment with the Company is terminated by the Company without Cause, the Grantee shall be entitled to the Shares when, as and if they become vested in accordance with the terms and conditions set forth in paragraph 2(b) including without limitation the vesting schedule and achievement of ROE goals, without the requirement that Grantee continue in the employ of the Company. Any Shares which have not vested and are subject to the Restricted Period on January 31, 2012 shall be forfeited and returned to TCF Financial.

(ii)                                  For purposes of this Agreement, Good Reason termination includes one or more of the following:  (1) any material diminution in the scope of the Grantee’s authority and responsibility (provided, however, in the event of any illness or injury which disables the Grantee from performing the Grantee’s duties, the Company may reassign the Grantee’s duties to one or more other employees until the Grantee is able to perform such duties); (2) a material diminution in the Grantee’s base compensation (salary, bonus opportunity, benefits or perquisites); (3) a material diminution in the authority, duties, responsibilities of the supervisor to whom the Grantee is required to report; (4) a material diminution in the budget over which the Grantee  retains authority; (5) a material change in geographic location at which the Grantee must perform the services; (6) any other action or inaction that constitutes a material breach by the Company of the Grantee’s  employment agreement under which the Grantee provides services.

4.                                       Certificates for Shares.  TCF Financial may issue one or more certificates in respect of the Shares in the name of the Grantee, and shall hold such certificate(s) on deposit for the account of the Grantee until the expiration of the Restricted Period with respect to the Shares represented thereby.  Certificate(s) for Shares subject to a Restricted Period shall bear the following legend:

                                                “The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the TCF Financial Incentive Stock Program (the “Program”) and an agreement entered into between the registered owner and TCF Financial Corporation.  Copies of such Program and agreement are on file in the offices of the Secretary of TCF Financial Corporation, 200 Lake Street East, Wayzata, MN 55391.”

                                                The Grantee further agrees that, if certificates are issued, simultaneously with the execution of this Agreement one or more stock powers shall be executed, endorsed in blank and promptly delivered to TCF Financial.

                                                If certificates are not issued, TCF Financial shall direct the transfer agent to issue and hold the Shares during the Restricted Period in an account where their transferability is subject to the restrictions set forth in paragraph 2(a) of this Agreement.

5.                                       Grantee’s Rights.  Except as otherwise provided herein, Grantee, as owner of the Shares, shall have all rights of a stockholder, including the right to vote the Shares.  The Grantee hereby irrevocably and unconditionally assigns to TCF Financial any and all cash and non-cash dividends and other distributions paid with respect to the Shares during the Restricted Period.

6.                                       Expiration of Restricted Period.  Upon the expiration of the applicable Restricted Period with respect to the Shares, TCF Financial shall redeliver or deliver to the Grantee (or, if the Grantee is deceased, to his legal representative, beneficiary or heir) the certificate(s) in respect of the number of such Shares, without the restrictive legend provided for in paragraph 4 above, or re-register with the transfer agent the number of Shares which is not subject to the restrictions set forth in paragraph 2(a) of this Agreement.

7.                                       Adjustments for Changes in Capitalization of TCF Financial.  In the event of any change in the outstanding Common Stock of TCF Financial by reason of any reorganization, recapitalization, stock split, combination or exchange of shares, merger, consolidation or any change in the corporate structure of TCF Financial or in the shares of Common Stock, or in the event of any issuance of preferred stock or other change in the capital structure of TCF Financial which the Committee deems significant for purposes of this Agreement, the number and class of Shares covered by this Agreement as well as the ROE vesting and forfeiture provisions in paragraphs 2, shall be appropriately adjusted by the Committee, whose determination of the appropriate adjustment, or whose determination that there shall be no adjustment, shall be conclusive. Any Shares of Common Stock or other securities received, as a result of the foregoing, by the Grantee subject to the restrictions contained in paragraph 2(a) above also shall be subject to such restrictions and the certificate or other instruments representing or evidencing such Shares or securities shall be legended and deposited with TCF Financial or otherwise restricted by the transfer agent in the manner provided in paragraph 4 above.

8.                                       Effect of Merger.  In the case of any merger, consolidation, or combination of TCF Financial with or into another corporation or other business organization (other than a merger, consolidation, or combination in which TCF Financial is the continuing entity and which does not result in the outstanding shares of Common Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Committee may authorize the issuance or assumption of Benefits (as defined in the Program) as it may deem appropriate.

9.                                       Effect of Change in Control.  Each of the events specified in the following clauses (a) through (c) of this paragraph 9 shall be deemed a “change in control” of TCF Financial (herein referred to as the “Company”):

(a)                                  Any “person”, as defined in sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) is or becomes the “beneficial owner” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities (for purposes of this clause (a), the term “beneficial owner” does not include any employee benefit plan maintained by the Company that invests in the Company’s voting securities); or

                                                (b)           During any period of two (2) consecutive years there shall cease to be a majority of the Company’s Board of Directors (the “Board”) comprised as follows: individuals who at the beginning of such period constitute the Board of new directors whose nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

                        (c)           The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets; provided, however, that no change in control will be deemed to have occurred until such merger, consolidation, sale or disposition of assets, or liquidation is subsequently consummated.

                                                Subject to the six month holding requirement, if any, of Rule 16b-3 of the Securities and Exchange Commission but notwithstanding any other provision in this Program (including, but not limited to, paragraphs 2(b) and 4 of this Agreement) in the event of a change in control of TCF Financial, all terms and conditions of this Agreement shall be deemed satisfied, all the Shares awarded hereunder shall vest as of the date of such change in control and shall thereafter be administered as provided in paragraph 6 of this Agreement.

10.                                 Delivery and Registration of Shares of Common Stock.  TCF Financial’s obligation to deliver Shares of Common Stock hereunder shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Grantee or any other person to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933, as amended, or any other federal, state, or local securities law or regulation.  It may be provided that any representation requirement shall become inoperative upon a registration of such Shares or other action eliminating the necessity of such representation under such Securities Act or other securities law or regulation.  TCF Financial shall not be required to deliver any Shares under the Program prior to (i) the admission of such Shares to listing on any stock exchange on which the Common Stock may be listed, and (ii) the completion of such registration or other qualification of such Shares under state or federal law, rule, or regulation, as the Committee shall determine to be necessary or advisable.

11.                                 Program and Program Interpretations as Controlling; Performance-Based Status.   The Shares hereby awarded and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Program, which are controlling.  All determinations and interpretations of the Committee shall be binding and conclusive upon the Grantee or Grantee’s legal representatives with regard to any question arising hereunder or under the Program.  The Shares awarded hereunder are intended to qualify as performance-based compensation under section 162(m) of the Internal Revenue Code, the Program and the terms of this Agreement shall be construed in accordance with that intent.

12.                                 Grantee Service.  Nothing in this Agreement shall limit the right of TCF Financial or any of its affiliates to terminate the Grantee’s service as a director, officer, or employee, or otherwise impose upon TCF Financial or any of its affiliates any obligation to employ or accept the services of the Grantee.

13.                                 Grantee Acceptance.  The Grantee shall signify acceptance of the terms and conditions of this Agreement by signing in the space provided below and signing the stock powers, as required under paragraph 4 above, and returning a signed copy hereof and of the stock powers to TCF Financial.

14.                                 Section 409A of the Internal Revenue Code.  The arrangements described in this Agreement are intended to comply with Section 409A of the Internal Revenue Code to the extent (if any) such arrangements are subject to that law.

15.                                 Non-Competition and Non-Solicitation Obligations.  The Grantee acknowledges that Grantee is subject to certain non-competition, non-solicitation and other obligations (the “Obligations”) under separate contractual agreement(s) with TCF Financial or TCF National Bank.  Grantee affirms that this Agreement and the Shares awarded hereunder constitute additional consideration for the Obligations, which Grantee hereby re-affirms as binding and enforceable obligations of the Grantee.

IN WITNESS WHEREOF, the parties hereto have caused this RESTRICTED STOCK

AGREEMENT to be executed as of the date first above written.

TCF FINANCIAL CORPORATION

By	/s/ Gregory J. Pulles
Secretary and Vice Chairman

ACCEPTED:

/s/ William A. Cooper
Signature

(Street Address)

(City, State and Zip Code)